Exhibit 4.4

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT HAS BEEN OMITTED BY MEANS OF REDACTING A PORTION OF THE TEXT AND REPLACING IT WITH [***] BECAUSE IT IS BOTH: (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT AND

GUARANTY AND WARRANT CERTIFICATE

This AMENDMENT NO. 1 TO CREDIT AGREEMENT AND GUARANTY AND WARRANT CERTIFICATE, dated as of August 5, 2026 (this “Amendment”), is made among Outset Medical, Inc., a Delaware corporation (the “Borrower”), the Majority Lenders party hereto and Perceptive Credit Holdings IV, LP, a Delaware limited partnership, the latter acting in its capacities as the administrative agent and collateral agent for the Lenders (in such capacities, together with its successors and assigns, the “Agent”). Reference is made to (i) that certain Credit Agreement and Guaranty, dated as of January 3, 2025 (the “Prior Credit Agreement”), among the Borrower, the Subsidiary Guarantors party from time to time thereto, the Lenders party thereto and the Agent and (ii) that certain Warrant Certificate bearing an issue date of January 8, 2025 and designated as Warrant Certificate No. 2025-A (the “Prior Warrant Certificate”) issued by the Borrower to the Initial Holder (as defined in the Prior Warrant Certificate). The Prior Credit Agreement, as amended by this Amendment, is herein referred to as the “Credit Agreement”, and the Prior Warrant Certificate, as amended by this Amendment, is herein referred to as the “Warrant Certificate”. Unless otherwise specified herein, capitalized terms used herein without definition shall have the same meanings as set forth in the Credit Agreement.

RECITALS

WHEREAS, the Borrower has requested that the Agent and the Majority Lenders agree to certain amendments and other modifications to the Prior Credit Agreement and the Prior Warrant Certificate;

WHEREAS, subject to the terms and conditions hereof, the Agent and the Majority Lenders are willing to agree to such requests; and

WHEREAS, the Lender that is party hereto constitutes the Majority Lenders and is the Holder (as defined in the Prior Warrant Certificate).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.
AMENDMENTS. As of, and subject to the occurrence of, the Amendment No. 1 Effective Date (as defined below), the Prior Credit Agreement and Prior Warrant Certificate are hereby amended as follows:
A.
Section 1.01 of the Prior Credit Agreement is hereby amended by adding the following defined terms in their respective alphabetically appropriate places:

“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement and Guaranty and Warrant Certificate, dated as of August 5, 2026 among the Borrower, the Majority Lenders and the Agent.

“Amendment No. 1 Effective Date” has the meaning ascribed to such term in Amendment No. 1.

B.
Section 10.02 of the Prior Credit Agreement is hereby amended and restated in its entirety to read as follows:

10.02 Minimum Revenue. On each calculation date set forth below (each, a “Calculation Date”), Revenue for the twelve consecutive month period ended on such Calculation Date shall not be less than the amount set forth opposite such Calculation Date:

Calculation Date	Revenue
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[***]	[***]
[***]	[***]
[***]	[***]
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[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

C.
The definition of “Exercise Price” set forth in the Prior Warrant Certificate is hereby amended and restated in its entirety to read as follows:

“Exercise Price” means $4.838 per Warrant Share, as adjusted from time to time as provided herein.

SECTION 2.
REPRESENTATIONS AND WARRANTIES. For purposes of, among other things, inducing the Agent and the Majority Lenders to execute and enter into this Amendment, the Obligors party hereto jointly and severally represent and warrant to the Secured Parties as follows:
A.
As of the Amendment No. 1 Effective Date, (i) the aggregate outstanding principal amount of the Loans (including PIK Loans) is $102,401,904.17, (ii) no accrued and unpaid interest (excluding PIK Interest) is outstanding and (iii) after giving effect to the reverse stock split on March 20, 2025, the Warrant Certificate is exercisable into 375,000 Warrant Shares (as defined in the Warrant Certificate).
B.
Notwithstanding the effectiveness of this Amendment, the Obligations of each Obligor under the Credit Agreement and each other Loan Document have not been and are not intended to be impaired, extinguished, novated, waived, canceled or otherwise satisfied, in whole or in part, as a result of the transactions contemplated hereby, and the Credit Agreement and each such other Loan Document is, and shall continue to be, in full force and effect and are hereby confirmed and ratified in all respects.
C.
The Guaranteed Obligations include all Obligations under and as defined in the Credit Agreement as amended by this Amendment.
D.
Notwithstanding the conditions to effectiveness set forth in this Amendment, (i) no Subsidiary Guarantor is required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Amendment, and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of any Subsidiary Guarantor to any future amendments to the Credit Agreement.
E.
The representations and warranties set forth in the Credit Agreement and each other Loan Document are true and correct in all material respects as if made on and as of the Amendment No. 1 Effective Date (or in the case of any representation or warranty qualified by materiality, Material Adverse Effect or similar qualification, true and correct in all respects), unless stated to relate solely to an earlier date, in which case such representations or warranties shall be true and correct in all material respects as of such earlier date.
F.
Each Obligor party hereto has full power, authority and legal right to enter into this Amendment and perform its obligations under this Amendment, the Credit Agreement and each other Loan Document.
G.
The transactions contemplated by this Amendment are within such Obligor’s corporate powers and have been duly authorized by all necessary corporate or other organizational action and, if required, by all necessary holders of the Equity Interests of such Obligor.
H.
This Amendment has been duly executed and delivered by each Obligor party hereto and constitutes the legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
I.
The transactions contemplated by this Amendment (i) do not require any Governmental Approval of, registration or filing with, or any other action by, any Governmental Authority or any Person, except for such as have been obtained or made and are in full force and effect, (ii) will not violate (x) any Law or any order of any Governmental Authority, other than any such violations that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (y) the Organic Documents of such Obligor or its Subsidiaries, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Obligor or its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (iv) will not result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of such Obligor or its Subsidiaries.
J.
Both immediately before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
SECTION 3.
CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective only upon the satisfaction of the following conditions precedent (the date of satisfaction of all such conditions being referred to as the “Amendment No. 1 Effective Date”):
A.
Each Obligor party hereto, the Agent and the Majority Lenders shall have each indicated their consent and agreement to this Amendment by the execution and delivery of the signature pages hereto to the Agent.
B.
(i) The statements, representations and warranties set forth in Section 2 above shall each be true and correct, both immediately before and after the effectiveness of this Amendment; and (ii) the Lenders shall have received a certificate, dated as of the Amendment No. 1 Effective Date and in form and substance satisfactory to the Agent, duly executed and delivered by a Responsible Officer of the Borrower, certifying as to the foregoing.
C.
The Agent and the Lenders shall have received payment of all reasonable and documented out of pocket expenses for which invoices have been presented (including the reasonable and documented out-of-pocket fees and expenses of legal counsel for which the Borrower is responsible pursuant to Section 14.03 of the Credit Agreement) that are due and payable in connection with this Amendment.
SECTION 4.
MISCELLANEOUS
A.
Reference to and Effect on the Loan Documents.
(i)
On and after the Amendment No. 1 Effective Date, each reference in any Loan Document to the “Credit Agreement”, “Warrant Certificate”, “Loan Documents”, “thereunder”, “thereof”, or words of similar import shall mean and be a reference to the Prior Credit Agreement, the Prior Warrant Certificate, and the other Loan Documents as amended by this Amendment.
(ii)
Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments and modifications set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein or otherwise modified or consented to hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders or the Agent under the Credit Agreement or any other Loan Document.
(iii)
The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Agent or any Lender under any Loan Document or applicable Law.
(iv)
This Amendment shall constitute a Loan Document.

B.
Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Amendment.
C.
Severability. If any provision hereof is found by a court to be invalid or unenforceable, to the fullest extent permitted by any Law, the parties agree that such invalidity or unenforceability shall not impair the validity or enforceability of any other provision hereof.
D.
Integration. This Amendment, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
E.
Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the law of the State of New York, without regard to principles of conflicts of laws that would result in the application of the laws of any other jurisdiction; provided that Section 5-1401 of the New York General Obligations Law shall apply.
F.
Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Amendment by signing any such counterpart. Any signature (including, without limitation, (i) any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record and (ii) any facsimile or .pdf signature) hereto or to any other certificate, agreement or document related to this Amendment, and any contract formation or record-keeping, in each case, through electronic means, shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act, and the parties hereto hereby waive any objection to the contrary.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

BORROWER

OUTSET MEDICAL, INC.

By /s/ Renee Gaeta

_______________________________________

Name: Renee Gaeta

Title: Chief Financial Officer

[Signature Page – Amendment No. 1 to

Credit Agreement and Guaranty and Warrant Certificate]

PERCEPTIVE CREDIT HOLDINGS IV, LP, as the Agent, the Majority Lenders and the Holder

By: Perceptive Credit Opportunities GP, LLC, its general partner

By: /s/ Sandeep Dixit

____________________________________

Name: Sandeep Dixit

Title: Chief Credit Officer

By: /s/ Sam Chawla

____________________________________

Name: Sam Chawla

Title: Portfolio Manager

[Signature Page – Amendment No. 1 to

Credit Agreement and Guaranty and Warrant Certificate]